Exhibit 99.1

Ideal Power Reports Third Quarter 2022 Financial Results

AUSTIN, TX – November 14, 2022 -- Ideal Power Inc. (“Ideal Power” or the “Company”) (Nasdaq: IPWR), pioneering the development and commercialization of the highly efficient and broadly patented B-TRAN™ bidirectional semiconductor power switch, reported results for its third quarter ended September 30, 2022.

“Our progress toward B-TRAN™ commercialization continues as we engaged with another top 10 global automaker, entering into a product development agreement. In addition, we shipped additional B-TRAN™ devices to Diversified Technologies, Inc. (DTI), our Naval Sea Systems Command (NAVSEA) program collaboration partner, in preparation for a full-scale medium voltage direct current (MVDC) circuit breaker demonstration. We also engaged a design partner who is nearing completion of the packaging design of our first commercial product, a multi-die power module. Heading into the remaining weeks of 2022, we remain focused on execution toward delivering on our objective of introducing our first commercial B-TRAN™ module by year end,” stated Dan Brdar, President and Chief Executive Officer of Ideal Power.

Key Third Quarter and Recent Operational Highlights

•	Entered into a product development agreement with a top 10 global automaker for a custom B-TRAN™ power module for use in electric vehicle (“EV”) drivetrain inverters in the automaker’s next generation EV platform. This represents Ideal Power’s second engagement with a leading global automobile manufacturer.

•	Under the NAVSEA program, shipped additional B-TRAN™ devices to DTI. These devices were tested prior to shipment and demonstrated the very low conduction losses anticipated by prior internal and third-party simulations. DTI will incorporate these packaged B-TRAN™s into a full-scale MVDC circuit breaker.

•	Fabricated and tested the latest generation of B-TRAN™ driver, which will support the test and evaluation program.

•	Designed and fabricated test and evaluation kit that includes a B-TRAN™ device, driver, power board and enclosure for safety and ease of connection to facilitate and accelerate setup, test and evaluation of B-TRAN™ by customers in the Company’s evaluation program.

•	Selected a design firm who is nearing completion of the packaging design for Ideal Power’s first commercial product, a multi-die power module, planned for introduction later this year. Due to significant interest from prospective customers and test and evaluation program participants, the multi-die power module is targeted for the solid-state circuit breaker (SSCB) market.

•	Added participants to the roster of B-TRAN™ test and evaluation program, including:

o	a non-domestic designer and manufacturer of grid solutions interested in evaluating B-TRAN™ for SSCB and other grid applications; and

o	two universities with connections to large commercial businesses.

•	Completed the qualification of a world-class packaging firm to transition to the new packaging concept for volume production. This firm is working closely with the Company and its module design firm to ensure the Company’s initial product is manufacturable in high volume.

•	Engaged a third-party firm to conduct long-term reliability testing of B-TRAN™ devices, involving tens of thousands of power cycles to assess the mechanical integrity of the design.

•	B-TRAN™ Patent Estate: Currently at 71 issued B-TRAN™ patents with 31 of those issued outside of the United States and 22 pending B-TRAN™ patents. In the third quarter, two patents were issued in the US, one related to Ideal Power’s device driver and another related to paralleling and controlling multiple B-TRAN™ die in a common module. Current geographic coverage includes North America, China, Japan, South Korea, India and Europe.

Third Quarter 2022 Financial Results

•	Grant revenue was $10,675 in the third quarter of 2022 compared to $121,028 in the third quarter of 2021.

•	Operating expenses in the third quarter of 2022 were $1.8 million compared to $1.2 million in the third quarter of 2021.

•	Net loss in the third quarter of 2022 was $1.7 million compared to $1.2 million in the third quarter of 2021.

•	Cash used in operating and investing activities in third quarter 2022 was $1.6 million compared to $1.7 million in the second quarter of 2022 and $1.2 million in third quarter 2021.

•	Cash and cash equivalents totaled $18.5 million at September 30, 2022.

•	Ideal Power had no long-term debt outstanding at September 30, 2022.

Third Quarter 2022 Conference Call Details

Ideal Power President and CEO Dan Brdar and CFO Tim Burns will host a conference call today, followed by a question-and-answer period.

To access the call, please use the following information:

Date:	Monday, November 14, 2022
Time:	4:30 p.m. EST, 1:30 p.m. PST
Toll-free dial-in number:	1-888-394-8218
International dial-in number:	1-323-994-2093
Conference ID:	1668798

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact LHA Investor Relations at 1-212-838-3777.

The conference call will be broadcast live and available for replay at https://viavid.webcasts.com/starthere.jsp?ei=1572492&tp_key=7b9047f1f5 via the investor relations section of the Company’s website at www.IdealPower.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on Monday, November 14, 2022, through Wednesday, December 14, 2022.

Toll Free Replay Number:	1-844-512-2921
International Replay Number:	1-412-317-6671
Replay ID:	1668798

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is pioneering the development of its broadly patented bidirectional semiconductor power switch, creating highly efficient and ecofriendly energy control solutions for electric vehicle, electric vehicle charging, renewable energy, energy storage, UPS / data center, solid-state circuit breaker and other industrial and military applications. The Company is focused on its patented Bidirectional, Bipolar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN™ is a unique double-sided bidirectional AC switch able to deliver substantial performance improvements over today's conventional power semiconductors. Ideal Power believes B-TRAN™ will reduce conduction and switching losses, complexity of thermal management and operating cost in medium voltage AC power switching and control circuitry. For more information, visit www.IdealPower.com.

Safe Harbor Statement
All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power’s management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Such forward-looking statements include, but are not limited to, statements regarding our design partner nearing completion of the design of our first commercial product, a multi-die power module, and our plans to introduce our first commercial product by year end. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the impact of COVID-19 on our business, financial condition and results of operations, the success of our B-TRAN™ technology, including whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents and our inability to predict with precision or certainty the pace and timing of development and commercialization of our B-TRAN™ technology, including the timing of the completion of our wafer fabrication runs with our semiconductor fabrications partners and our continued success engaging companies to participate in our customer sampling program, and uncertainties set forth in our quarterly, annual and other reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:
LHA Investor Relations

Carolyn Capaccio, CFA

T: 212-838-3777

IdealPowerIR@lhai.com

IDEAL POWER INC.

Balance Sheets

(unaudited)

	September 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$18,450,537	$23,170,149
Accounts receivable, net	49,328	233,262
Prepayments and other current assets	448,252	43,900
Total current assets	18,948,117	23,447,311

Property and equipment, net	151,192	56,158
Intangible assets, net	2,032,938	2,055,650
Right of use asset	263,667	307,172
Other assets	11,189	11,189
Total assets	$21,407,103	$25,877,480

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,843	$130,500
Accrued expenses	573,549	353,507
Current portion of lease liability	63,131	58,864
Total current liabilities	656,523	542,871

Long-term lease liability	219,715	267,584
Other long-term liabilities	883,118	917,100
Total liabilities	1,759,356	1,727,555

Commitments and contingencies (Note 6)

Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized; 5,905,118 shares issued and 5,903,797 shares outstanding at September 30, 2022 and 5,893,767 shares issued and 5,892,446 shares outstanding at December 31, 2021	5,905	5,894
Additional paid-in capital	104,859,537	104,063,321
Treasury stock, at cost, 1,321 shares at September 30, 2022 and December 31, 2021	(13,210)	(13,210)
Accumulated deficit	(85,204,485)	(79,906,080)
Total stockholders’ equity	19,647,747	24,149,925
Total liabilities and stockholders’ equity	$21,407,103	$25,877,480

IDEAL POWER INC.

Statements of Operations

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Grant revenue	$10,675	$121,028	$186,661	$447,794
Cost of grant revenue	10,675	121,028	186,661	447,794
Gross profit	—	—	—	—

Operating expenses:
Research and development	780,151	604,476	2,337,081	1,426,049
General and administrative	768,957	500,942	2,356,543	1,705,146
Sales and marketing	207,443	128,248	660,024	302,859
Total operating expenses	1,756,551	1,233,666	5,353,648	3,434,054

Loss from operations	(1,756,551)	(1,233,666)	(5,353,648)	(3,434,054)

Other income (expense):
Interest income (expense), net	52,781	(5,012)	55,243	(6,874)
Gain on forgiveness of long-term debt	—	—	—	91,407
Total other income (expense)	52,781	(5,012)	55,243	84,533

Net loss	$(1,703,770)	$(1,238,678)	$(5,298,405)	$(3,349,521)

Net loss per share – basic and diluted	$(0.28)	$(0.20)	$(0.86)	$(0.57)

Weighted average number of shares outstanding – basic and diluted	6,157,625	6,125,874	6,156,876	5,868,122

IDEAL POWER INC.

Statements of Cash Flows

(unaudited)

	Nine Months Ended
	September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(5,298,405)	$(3,349,521)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	134,557	113,607
Write-off of capitalized patents	—	528
Stock-based compensation	696,127	247,512
Stock issued for services	100,100	68,680
Gain on forgiveness of long-term debt	—	(91,407)
Decrease (increase) in operating assets:
Accounts receivable	183,934	(92,240)
Prepaid expenses and other assets	(360,847)	105,687
Increase (decrease) in operating liabilities:
Accounts payable	(110,657)	(44,629)
Accrued expenses and other liabilities	142,458	49,040
Net cash used in operating activities	(4,512,733)	(2,992,743)

Cash flows from investing activities:
Purchase of property and equipment	(118,239)	(43,685)
Acquisition of intangible assets	(88,640)	(139,116)
Net cash used in investing activities	(206,879)	(182,801)

Cash flows from financing activities:
Net proceeds from issuance of common stock	—	21,204,609
Exercise of options and warrants	—	3,301,226
Net cash provided by financing activities	—	24,505,835

Net increase (decrease) in cash and cash equivalents	(4,719,612)	21,330,291
Cash and cash equivalents at beginning of period	23,170,149	3,157,256
Cash and cash equivalents at end of period	$18,450,537	$24,487,547